Exhibit 10.27

H&R BLOCK, INC.

2008 DEFERRED STOCK UNIT PLAN FOR OUTSIDE DIRECTORS

(Effective September 14, 2011)

1. Purposes. The purposes of this 2008 Deferred Stock Unit Plan for Outside Directors are to attract, retain and reward experienced and qualified directors who are not employees of the Company or any Subsidiary of the Company, and to secure for the Company and its shareholders the benefits of stock ownership in the Company by those directors.

2. Definitions.

a. “Account” shall mean a recordkeeping account for each Recipient reflecting the number of Deferred Stock Units credited to such a Recipient.

b. “Beneficiary” or “Beneficiaries” shall mean the persons or trusts designated by a Recipient in writing pursuant to Section 10(a) of the Plan as being entitled to receive any benefit payable under the Plan by reason of the death of a Recipient, or, in the absence of such designation, the persons specified in Section 10(b) of the Plan.

c. “Board of Directors” shall mean the board of directors of the Company.

d. “Closing Price” shall mean the last reported market price for one share of Common Stock, regular way, on the New York Stock Exchange (or any successor exchange or stock market on which such last reported market price is reported) on the day in question. If such exchange or market is closed on the day on which Closing Price is to be determined or if there were no sales reported on such date, Closing Price shall be computed as of the last date preceding such date on which such exchange or market was open and a sale was reported.

e. “Code” shall mean the Internal Revenue Code of 1986, as amended.

f. “Common Stock” shall mean the common stock, without par value, of the Company.

g. “Company” shall mean H&R Block, Inc., a Missouri corporation.

h. “Deferred Stock Unit” shall mean the unit of measurement of a Recipient’s interest in the Plan.

i. “Director” shall mean a member of the Board of Directors of the Company or a member of the Board of Directors of any Subsidiary of the Company, as the case may be. With respect only to awards made within thirty (30) days after initial approval of this Plan by shareholders of the Company, Director shall include an individual who was a Director in June, 2008 and whose term expired at the 2008 annual meeting of shareholders at which this Plan was initially approved.

j. “Outside Director” shall mean a Director who is not an employee of the Company on the date of grant of the Deferred Stock Unit. As used herein, “employee of the Company” means any full-time employee of the Company, its subsidiaries and their respective divisions, departments and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries who is employed at least thirty-five (35) hours a week; provided, however, it is expressly understood that an employee of the Company does not include independent contractors or other persons not otherwise employed by the Company or any Subsidiary of the Company but who provide legal, accounting, investment banking or other professional services to the Company or any Subsidiary of the Company.

k. “Plan” shall mean this 2008 Deferred Stock Unit Plan for Outside Directors, as the same may be amended from time to time.

l. “Recipient” shall mean an Outside Director of the Company or any Subsidiary of the Company who has been granted a Deferred Stock Unit under the Plan or any person who succeeds to the rights of such Outside Director under this Plan by reason of the death of such Outside Director.

m. “Related Company” shall mean (i) any corporation that is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) that includes that Company; and (ii) any trade or business (whether or not incorporated) that is under common control (as defined in Section 414(c) of the Code) with the Company (for purposes of applying Sections 414(b) and (c) of the Code, twenty-five percent (25%) is substituted for the eighty percent (80%) ownership level).

n. “Separation from Service” shall mean that a Director ceases to be a Director and it is not anticipated that the individual will thereafter perform services for the Company or a Related Company. For this purpose, services provided as an employee are disregarded if this Plan is not aggregated with any plan in which a Director participates as an employee pursuant to Treasury Regulation section 1.409A-1(c)(2)(ii).

o. “Subsidiary of the Company” shall mean a subsidiary of the Company, its divisions, departments, and subsidiaries and the respective divisions, departments and subsidiaries of such subsidiaries.

3. Administration of the Plan. The Plan may be administered by the Board of Directors. A majority of the Board of Directors shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors, shall be valid acts of the Board of Directors.

The Board of Directors shall have full power and authority to construe, interpret and administer the Plan and, subject to the other provisions of this Plan, to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders of the Company, the Board of Directors, the Recipients and any persons having any interest in any Deferred Stock Units which may be granted under this Plan. The Board of Directors shall impose such additional conditions upon Deferred Stock Units granted under this Plan and the exercise thereof as may from time to time be deemed necessary or advisable, in the opinion of counsel to the Company, to comply with applicable laws and regulations. The Board of Directors from time to time may adopt rules and regulations for carrying out the Plan and written policies for implementation of the Plan. Such policies may include, but need not be limited to, the type, size and terms of Deferred Stock Units to be granted to Outside Directors.

4. Awards. The Board of Directors may, in its sole and absolute discretion, from time to time during the continuance of the Plan, (i) determine which Outside Directors shall be granted Deferred Stock Units under the Plan, (ii) grant Deferred Stock Units to any Outside Directors so selected, (iii) determine the date of grant, size and terms of Deferred Stock Units to be granted to Outside Directors of any Subsidiary of the Company (subject to Sections 7, 13 and 14 hereof, as the same may be hereafter amended), and (iv) do all other things necessary and proper to carry out the intentions of this Plan.

5. Eligibility. Deferred Stock Units may be granted to any Outside Director; however, no Outside Director or other person shall have any claim or right to be granted a Deferred Stock Unit under the Plan.

6. Credits. The number of Deferred Stock Units credited to a Recipient’s Account pursuant to an award shall equal the dollar amount of the award divided by the average Closing Price for the ten consecutive trading dates ending on the date of award. If a cash dividend is paid on Common Stock, a Recipient’s Account shall be credited with the number of Deferred Stock Units equal to the amount of dividend that would have been paid with respect to the Deferred Stock Units if they were shares of Common Stock, divided by the Closing Price on the date the dividends were paid. If a stock dividend is paid on Common Stock, a Recipient’s Account shall be credited with the same number of Deferred Stock Units as the number of shares of Common Stock the Recipient would have received as a dividend if the Deferred Stock Units credited to his Account were shares of Common Stock.

7. Stock Subject to the Plan. The total number of shares of Common Stock issuable under this Plan may not at any time exceed nine hundred thousand (900,000) shares, subject to adjustment as provided in Sections 16 and 17 hereof. Shares of Common Stock not actually issued pursuant to Deferred Stock Units shall be available for future awards of Deferred Stock Units. Shares of Common Stock to be delivered under the Plan may be either authorized but unissued Common Stock or treasury shares.

8. Vesting. All Deferred Stock Units credited to a Recipient’s Account shall be fully vested at all times.

9. Payment.

a. Time and Form of Payment Upon Separation from Service. If a Recipient has a Separation from Service for a reason other than death, payment of his Account shall be made in one lump sum on the six month anniversary of the date the Recipient had a Separation from Service. If the New York Stock Exchange (or any successor exchange or stock market on which shares of the Common Stock are traded) is not open on such day, then payment shall be made on the next day the New York Stock Exchange (or any successor exchange or stock market on which shares of the Common Stock are traded) is open.

b. Payment Following Death. If a Recipient dies prior to the payment in full of all amounts due him under the Plan, the balance of his Account shall be payable to his designated Beneficiary in a lump sum as soon as reasonably practical following death, but no later than ninety (90) days following the Recipient’s death. The beneficiary designation shall be revocable and must be made in writing in a manner approved by the Company.

c. Medium of Payment. Payment of a Director’s Account shall be made in shares of Common Stock. The number of shares of Common Stock issued shall equal the number, rounded up to the next whole number, of Deferred Stock Units credited to a Director’s Account.

10. Beneficiary.

a. Designation by Recipient. Each Recipient has the right to designate primary and contingent Beneficiaries for death benefits payable under the Plan. Such Beneficiaries may be individuals or trusts for the benefit of individuals. A beneficiary designation by a Recipient shall be in writing on a form acceptable to the Company and shall only be effective upon delivery to the Company. In the event a Recipient is married at the time he or she designates a beneficiary other than his or her spouse, such designation will not be valid unless the Recipient’s spouse consents in writing to such designation. A beneficiary designation may be revoked by a Recipient at any time by delivering to the Company either written notice of revocation or a new beneficiary designation form. The beneficiary designation form last delivered to the Company prior to the death of a Recipient shall control.

b. Failure to Designate Beneficiary. In the event there is no beneficiary designation on file with the Company, or all Beneficiaries designated by a Recipient have predeceased the Recipient, the benefits payable by reason of the death of the Recipient shall be paid to the Recipient’s spouse, if living; if the Recipient does not leave a surviving spouse, to the Recipient’s issue by right of representation; or, if there are no such issue then living, to the Recipient’s estate. In the event there are benefits remaining unpaid at the death of a sole Beneficiary and no successor Beneficiary has been designated, either by the Recipient or the Recipient’s spouse pursuant to Section 10(a), the remaining balance of such benefit shall be paid to the deceased Beneficiary’s estate; or, if the deceased Beneficiary is one of multiple concurrent Beneficiaries, such remaining benefits shall be paid proportionally to the surviving Beneficiaries.

11. Unfunded. This Plan is unfunded and payable solely from the general assets of the Company. The Recipients shall be unsecured creditors of the Company with respect to their interests in the Plan.

12. No Claim on Specific Assets. No Recipient shall be deemed to have, by virtue of being a Recipient, any claim on any specific assets of the Company such that the Recipient would be subject to income taxation on his or her benefits under the Plan prior to distribution and the rights of Recipients and Beneficiaries to benefits to which they are otherwise entitled under the Plan shall be those of an unsecured general creditor of the Company.

13. Continuation as Director. The Board of Directors shall require that a Recipient be an Outside Director at the time a Deferred Stock Unit is granted. The Board of Directors shall have the sole power to determine the date of any circumstances which shall constitute cessation as a Director and to determine whether such cessation is the result of death or any other reason.

14. Registration of Stock. No shares of Common Stock may be issued at any time when its exercise or the delivery of shares of Common Stock or other securities thereunder would, in the opinion of counsel for the Company, be in violation of any state or federal law, rule or ordinance, including any state or federal securities laws or any regulation or ruling of the Securities and Exchange Commission.

15. Non-Assignability. No Deferred Stock Unit granted pursuant to the Plan shall be transferable or assignable by the Recipient other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; provided however, that a Recipient may transfer or assign a Deferred Stock Unit to an entity that is or was a shareholder of the Company at any time during which the Recipient served as a Director (a “Shareholder Entity”) if (i) the Recipient is affiliated with the manager of the investments made by such Shareholder Entity or otherwise serves as a Director at the Shareholder Entity’s discretion or request, and (ii) pursuant to the Shareholder Entity’s governance documents or any regulatory, contractual or other requirement, any consideration the Recipient may receive as compensation for serving as a Director must be transferred, assigned, surrendered or otherwise paid to the Shareholder Entity.

16. Dilution or Other Adjustments. In the event of any change in the capital structure of the Company, including but not limited to a change resulting from a stock dividend or split, or combination or reclassification of shares, the Board of Directors shall make such equitable adjustments with respect to the Deferred Stock Units or any provisions of this Plan as it deems necessary or appropriate, including, if necessary, any adjustment in the maximum number of shares of Common Stock subject to an outstanding Deferred Stock Unit.

17. Merger, Consolidation, Reorganization, Liquidation, Etc. If the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization or liquidation, the Board of Directors shall make such arrangements it deems advisable with respect to outstanding Deferred Stock Units, which shall be binding upon the Recipients of outstanding Deferred Stock Units, including, but not limited to, the substitution of new Deferred Stock Units for any Deferred Stock Units then outstanding, the assumption of such Deferred Stock Units and the termination of or payment for such Deferred Stock Units.

18. Costs and Expenses. The cost and expenses of administering the Plan shall be borne by the Company and not charged to any Deferred Stock Unit nor to any Recipient.

19. Deferred Stock Unit Agreements. The Board of Directors shall have the power to specify the form of Deferred Stock Unit agreements to be granted from time to time pursuant to and in accordance with the provisions of the Plan and such agreements shall be final, conclusive and binding upon the Company, the shareholders of the Company and the Recipients. No Recipient shall have or acquire any rights under the Plan except such as are evidenced by a duly executed agreement in the form thus specified.

20. No Shareholder Privileges. Neither the Recipient nor any person claiming under or through him or her shall be or have any of the rights or privileges of a shareholder of the Company in respect to any of the Common Stock issuable with respect to any Deferred Stock Unit, unless and until certificates evidencing such shares of Common Stock shall have been duly issued and delivered.

21. Guidelines. The Board of Directors shall have the power to provide guidelines for administration of the Plan and to make any changes in such guidelines as from time to time the Board deems necessary.

22. Amendment and Discontinuance. The Board of Directors shall have the right at any time during the continuance of the Plan to amend, modify, supplement, suspend or terminate the Plan, provided that (a) no amendment, supplement, modification, suspension or termination of the Plan shall in any material manner affect any Deferred Stock Unit of any kind theretofore granted under the Plan without the consent of the Recipient of the Deferred Stock Unit, unless such amendment, supplement, modification, suspension or termination is by reason of any change in capital structure referred to in Section 16 hereof or unless the same is by reason of the matters referred to in Section 17 hereof; (b) Section 409A of the Code is not violated thereby, and (c) if the Plan is duly approved by the shareholders of the Company, no amendment, modification or supplement to the Plan shall thereafter, in the absence of the approval of the holders of a majority of the shares of Common Stock present in person or by proxy at a duly constituted meeting of shareholders of the Company, (i) increase the aggregate number of shares which may be issued under the Plan, unless such increase is by reason of any change in capital structure referred to in Section 16 hereof, or (ii) change the termination date of the Plan provided in Section 23 hereof.

23. Termination. Deferred Stock Units may be granted in accordance with the terms of the Plan until September 4, 2018, on which date this Plan will terminate except as to Deferred Stock Units then outstanding hereunder, which Deferred Stock Units shall remain in effect until they have been paid out according to their terms.

24. Notices. Any notice permitted or required under the Plan shall be in writing and shall be hand delivered or sent, postage prepaid, by certified mail with return receipt requested, to the principal office of the Company, if to the Company, or to the address last shown on the records of the Company, if to a Recipient or Beneficiary. Any such notice shall be effective as of the date of hand delivery or mailing.

25. No Guarantee of Membership. Neither the adoption and maintenance of the Plan nor the award of Deferred Stock Units by the Company to any Director shall be deemed to be a contract between the Company and any Recipient to retain his or her position as a Director.

26. Withholding. The Company may withhold from any payment of benefits under the Plan such amounts as the Company determines are reasonably necessary to pay any taxes (and interest thereon) required to be withheld or for which the Company may become liable under applicable law. Any amounts withheld pursuant to this Section 26 in excess of the amount of taxes due (and interest thereon) shall be paid to the Recipient or Beneficiary upon final determination, as determined by the Company, of such amount. No interest shall be payable by the Company to any Recipient or Beneficiary by reason of any amounts withheld pursuant to this Section 26.

27. 409A Compliance. To the extent provisions of this Plan do not comply with 409A of the Code, the non-compliant provisions shall be interpreted and applied in the manner that complies with 409A of the Code and implements the intent of this Plan as closely as possible.

28. Release. Any payment of benefits to or for the benefit of a Recipient or Beneficiaries that is made in good faith by the Company in accordance with the Company’s interpretation of its obligations hereunder, shall be in full satisfaction of all claims against the Company for benefits under this Plan to the extent of such payment.

29. Captions. Article and section headings and captions are provided for purposes of reference and convenience only and shall not be relied upon in any way to construe, define, modify, limit, or extend the scope of any provision of the Plan.

30. Approval. This Plan shall take effect upon due approval by the Board of Directors and the shareholders of the Company.